Exhibit 99.1

Quanex Building Products Corporation

Declares Quarterly Dividend

HOUSTON, February 23, 2012 – Quanex Building Products Corporation (NYSE:NX) a leading manufacturer of engineered materials, components and systems serving domestic and international window and door OEMs through its Engineered Products and Aluminum Sheet Products groups, today announced that its Board of Directors declared a quarterly cash dividend of $0.04 per share on the company’s common stock, payable March 30, 2012, to shareholders of record on March 15, 2012.

Statements that use the words “estimated,” “expect,” “could,” “should,” “believe,” “will,” “might,” or similar words reflecting future expectations or beliefs are forward-looking statements. The forward-looking statements include, but are not limited to, references to synergies derived from the acquisition of Edgetech, future operating results and financial condition of Quanex and future uses of cash. The statements in this release are based on current expectations. Actual results or events may differ materially from this release. Factors that could impact future results may include, without limitation, the effect of both domestic and global economic conditions, the impact of competitive products and pricing, the availability and cost of raw materials, and customer demand. For a more complete discussion of factors that may affect the company’s future performance, please refer to the company’s 10-K filing on December 20, 2010, under the Securities Exchange Act of 1934, in particular the section titled, “Private Securities Litigation Reform Act” contained therein.

Financial Contact: Jeff Galow, 713-877-5327; Media Contact: Valerie Calvert, 713-877-5305

For additional information, please visit www.quanex.com